UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane, Suite 500 West
Houston, Texas 77027

NOTICE OF ANNUAL MEETING TO BE HELD ON
OCTOBER 11, 2010

To the Shareholders:

           The Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas, 77027 on Monday, October 11, 2010, at 3:00 p.m., Central Time, for the following purposes:

1.	To elect three Class III directors to hold office until the 2013 Annual Meeting of Shareholders;

2.	To approve the Nevada Gold & Casinos, Inc.’s 2010 Employee Stock Purchase Plan; and

3.	To ratify the selection of Pannell Kerr Forster of Texas, P.C. as independent auditors for the 2011 fiscal year.

 Shareholders of record at the close of business on August 20, 2010 are entitled to notice of and to vote at the meeting.  A complete list of such shareholders will be available for examination by any shareholder during ordinary business hours at the Company’s executive offices, located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, for a period of 10 days prior to the meeting date.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

By Order of the Board of Directors,

/s/ ROBERT B. STURGES

Robert B. Sturges
Chief Executive Officer

September 1, 2010

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR
EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES
WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 11, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on October 11, 2010, at 3:00 p.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or before September 1, 2010.

Our principal executive offices are located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, and our telephone number is (713) 621-2245. Our internet website address is www.nevadagold.com.

Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.nevadagold.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor Relations” section of the Company’s website. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended April 30, 2010. Such requests should be addressed to Investor Relations, Nevada Gold & Casinos, Inc., 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Votes Required

Only shareholders of record at the close of business on August 20, 2010 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 20, 2010, there were 12,764,130 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

(1)	“FOR” the election as directors of the Class III nominees listed in this proxy statement;
(2)	“FOR” the approval of the Company’s 2010 Employee Stock Purchase Plan; and
(3)	“FOR” the selection of Pannell Kerr Forster of Texas, P.C. as independent auditors for the 2011 fiscal year.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the meeting.  If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions.  In accordance with the rules of the NYSE Amex, formerly the American Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting.  For those matters that the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote.  Under the new rules of the Exchange, the election of directors is considered as a “non-routine” matter, therefore, brokerage firms will no longer be permitted to vote for directors on behalf of their customers unless being provided with specific voting instructions before the date of the meeting.  The approval of the Company’s 2010 Employee Stock Purchase Plan is also considered as a “non-routine” matter.  The ratification of the selection of the independent auditors for the 2011 fiscal year is considered as a “routine” matter for which brokerage firms may vote shares for which they have not received instructions. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but broker non-votes are not counted as votes “for” or “against” the proposals to be acted on at the meeting.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors, assuming that a quorum is present or represented at the meeting.  With respect to the election of directors, you may vote in favor of or withhold their votes for each nominee.  A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to a director although it will be counted for purposes of determining the presence of a quorum.  The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval of Proposals 2 and 3, assuming that a quorum is present or represented at the meeting.  With respect to Proposals 2 and 3, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted.  Accordingly, an abstention will have the same effect as a vote cast against Proposals 2 and 3.  A broker non-vote will be counted for purposes of determining a quorum but will not be counted as a vote for or against Proposals 2 and 3.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may also use proxy solicitation services from Broadridge and will pay its customary fee, estimated to be approximately $2,500. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2011 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than April 30, 2011, in order to be included in the Proxy Statement and proxy materials relating to our 2011 Annual Meeting of Shareholders. A shareholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a shareholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2010 Annual Meeting of Shareholders.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder's intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; providing, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of shares of stock of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

Shown below is certain information as of August 23, 2010 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of the Company’s common stock by: (a) the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding share of the Company’s common stock, (b) each director and a director nominee of the Company, (c) the Named Executive Officers, as identified in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

	SHARES BENEFICIALLY OWNED AS OF AUGUST 23, 2010
NAME AND ADDRESS (1)	NUMBER OF SHARES		PERCENT OF CLASS

Robert B. Sturges	660,000	(2)	5.2
William G. Jayroe	169,368	(3)	1.3
Francis M. Ricci	43,000	(4)	*
Wayne H. White	45,000	(5)	*
William J. Sherlock	70,000	(6)	*
Frank Catania	34,000	(7)	*
James J. Kohn	256,000	(8)	2.0
Ernest E. East	163,333	(9)	1.3
Trevor A. Taylor	13,333	(10)	*
Wynnfield Investment Funds 450 Seventh Avenue, Suite 509 New York, NY 10123	1,260,002	(11)	9.9
Louise H. Rogers 2512 Alta Mira Tyler, TX 75701	941,288		7.4
Robert C. Ide 159 North Wolcott Street, Suite 304 Casper, WY 82601	760,000		5.9
All current directors and executive officers as a group (10 persons)	1,454,034	(12)	11.4

(1)	Unless otherwise indicated, the address for the persons listed is 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.
(2)	Includes options to purchase 600,000 shares of common stock held by Mr. Sturges exercisable as of August 23, 2010 or within 60 days thereafter.
(3)
Includes (a) options to purchase 50,000 shares of common stock held by Mr. Jayroe exercisable as of August 23, 2010 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Christine Jayroe, (c) 3,334 shares of common stock owned by Hunter Jayroe, (d) 3,334 shares of common stock owned by Haley Jayroe and (d) 14,000 shares of common stock owned by The Jayroe Foundation.

(4)	Includes options to purchase 35,000 shares of common stock held by Mr. Ricci exercisable as of August 23, 2010 or within 60 days thereafter.
(5)	Includes options to purchase 35,000 shares of common stock held by Mr. White exercisable as of August 23, 2010 or within 60 days thereafter.
(6)	Includes options to purchase 45,000 shares of common stock held by Mr. Sherlock exercisable as of August 23, 2010 or within 60 days thereafter.
(7)	Includes options to purchase 30,000 shares of common stock held by Mr. Catania exercisable as of August 23, 2010 or within 60 days thereafter.
(8)	Includes options to purchase 256,000 shares of common stock held by Mr. Kohn exercisable as of August 23, 2010 or within 60 days thereafter.
(9)	Includes options to purchase 153,333 shares of common stock held by Mr. East exercisable as of August 23, 2010 or within 60 days thereafter.
(10)	Includes options to purchase 13,333 shares of common stock held by Mr. Taylor exercisable as of August 23, 2010 or within 60 days thereafter.
(11)
Includes: (i) 294,702 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. (“WPSCV”), (ii) 431,900 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. I (“WPSCVI”), (iii) 524,200 shares of common stock held by Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”) and (iv) 9,200 shares of common stock held by Profit Sharing and Money Purchase Plans, Inc.  (the “Plan”).  Wynnefield Capital Management, LLC (“WCM”), a New York limited liability company, is the sole general partner of WPSCV and WPSCVI, private investment companies organized as limited partnerships under the laws of the State of Delaware, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that WPSCV and WPSCVI beneficially own.  Messrs. Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes shares with the other the power to direct the voting and disposition, of the shares of the Company’s common stock that WCM may be deemed to beneficially own.  Wynnefield Capital, Inc. (“WCI”) is the sole investment manager of WSCVOF, a private investment company organized under the laws of the Cayman Islands, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares of the Company’s common stock that WSCVOF beneficially owns.   Messrs. Obus and Landes are executive officers of WCI and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes, as executive officers of WCI, shares with the other the power to direct the voting and disposition of the shares of the Company’s common stock that WCI may be deemed to beneficially own.  The Plan is an employee profit sharing plan organized under the laws of the State of Delaware.  Mr. Obus is the portfolio manager for the Plan and, accordingly, Mr. Obus may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that the Plan may be deemed to beneficially own.

(12)	Includes options to purchase 1,217,666 shares of common stock.
*	Less than one percent

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a Board of Directors of no less than one and no more than ten members, the exact number within this range being determined by the Board of Directors. The number of Board members is currently six. Our Articles of Incorporation also divide our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. We have three classes of directors, Class I presently consisting of two directors, Class II presently consisting of one director, and Class III presently consisting of three directors.

Nominees

Three Class III directors are to be elected at the Annual Meeting for the term ending in 2013. The Corporate Governance and Nominating Committee of the Board of Directors has recommended the nomination of William J. Sherlock, Robert B. Sturges and William G. Jayroe as Class III directors for the term that will expire at the Annual Meeting of Shareholders to be held in 2013. The Board of Directors has approved these recommendations and nominated Messrs. Sherlock, Sturges and Jayroe, who have indicated their willingness to serve. Unless a shareholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Sherlock, Sturges and Jayroe.

Vote Required; Recommendation of Board

The candidates receiving the highest number of affirmative votes cast will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MR. SHERLOCK, MR. STURGES AND MR. JAYROE.

Nominees	Age	Principal Occupation
William J. Sherlock	60	Chairman, Nevada Gold & Casinos, Inc. Interim President of Foxwoods Resort & Casino

Robert B. Sturges	63	President/CEO, Nevada Gold & Casinos, Inc.

William G. Jayroe	53	President/CEO, Hunter International Partners, Inc.

William J. Sherlock.  Mr. Sherlock has served as our Chairman since November 2009.  Mr. Sherlock is a hospitality and casino industry veteran of 35 years. From 1997 to 2000 he was Chief Operating Officer and from 2000 to 2006 he was Chief Executive Officer of Foxwoods Resort & Casino in Mashantucket, Connecticut, one of the world's largest casinos. He currently serves as a Board member of Foxwoods Development Company and acts as a gaming consultant. Mr. Sherlock has been President/CEO for the past 15 years in various high profile casino/hotel properties including New York, New York Hotel & Casino, Las Vegas, Nevada, the Flamingo Hilton in Laughlin, Nevada and the Reno Hilton, Reno, Nevada. Mr. Sherlock is a Business Administration graduate of the University of South Carolina. Mr. Sherlock has served as Interim President of Foxwoods Resort Casino in Mashantucket, CT since June 2010.

Robert B. Sturges.  Mr. Sturges has been CEO of Nevada Gold since October, 2006. He has over 25 years of gaming industry experience including over 15 years with Carnival Resorts & Casinos and Carnival Corporation. Among his many accomplishments as President of Carnival's Gaming Division, Mr. Sturges oversaw the development and operation of the Casino Rouge Riverboat in Baton Rouge, Louisiana, and Casino Rama Resort and Casino in the Toronto, Ontario, Canada market. Earlier in Mr. Sturges career, he also served as Deputy Director and Director of the New Jersey Division of Gaming Enforcement. In November, 2009, Mr. Sturges was appointed to the Board of Directors of AmeriCredit Corp. (NYSE: ACF), a Fortune 1000 automobile finance company. From 2003 to 2009, Mr. Sturges served as a member of the Board of Directors of Benihana, Inc (Nasdaq: BNHN) where he was the Lead Independent Director and a member of the Audit, Corporate Governance and Executive Committees. He resigned from the Benihana Board in May, 2009. Mr. Sturges is a limited partner of the Miami Heat NBA franchise. He is a graduate of Dartmouth College and a cum laude graduate of Rutgers School of Law.

William G. Jayroe.   Mr. Jayroe has three decades of technology development, sales, and management expertise within the energy, environmental, health and safety and information technology industries.  Since January 2007, Mr. Jayroe has been working for IHS/ESS, a global environmental and crisis management software solutions provider headquartered in Englewood, CO.  Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC, an informational technology consulting firm, since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M. Mr. Jayroe is active in his community serving on the board of several charitable organizations and private companies.

Directors Not Standing For Election and Executive Officers

The members of the Board of Directors whose terms do not expire, and who are not standing for election, at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Wayne H. White	73	Class I/2011	Retired
Frank Catania	68	Class I/2011	Principal, Catania Consulting Group
Francis M. Ricci	67	Class II/2012	CEO/CFO, Yes! Golf
James J. Kohn	59	-	Executive Vice President, Secretary, and CFO
Ernest E. East	67	-	Senior Vice President and General Counsel
Trevor A. Taylor	41	-	Vice President of Operations

Wayne H. White. Mr. White has served as our director since July 2003. From 1983 until his retirement in July 2002, Mr. White was an investment banker. From 1996 until July 2002, Mr. White served as a member of the corporate finance department of Wells Fargo Securities. His duties included working on public and private offerings of equity, private placements of equity, mergers and acquisitions, and the rendering of fairness opinions. Mr. White's specialties were leisure industry sectors, including casinos, casino suppliers and restaurants. Mr. White received his BS in political science from the University of Utah, and his law degree from Hastings College of Law in San Francisco.  Mr. White was a member of the Board of Directors of The Cheesecake Factory, Incorporated from 1992 until he retired from the Board in May 2009.

Frank Catania.  Mr. Catania, who has over 30 years of gaming, and legal experience, is currently a principal of Catania Consulting Group, which specializes in providing gaming expertise to both the public and private sectors. Mr. Catania is also a partner in the law firm of Catania & Ehrlich, P.C., which specializes in all aspects of casino law including licensing and compliance. Mr. Catania serves on the board of directors of eCOGRA, a non-profit organization founded in 2003 with the mission to establish standards for online gaming where it is lawful. Until March 2009, Mr. Catania served on the board of directors of Empire Resorts, Inc. and was previously the director of New Jersey's Division of Gaming Enforcement, a premier and world-renowned gaming regulatory and enforcement agency. Mr. Catania was elected to serve four years in the New Jersey Legislature as an Assemblyman, representing his district in Passaic County. He is a graduate from Rutgers University and Seton Hall University Law School.

Francis M. Ricci.  Mr. Ricci has served as a director since July 2003. Since 1991, Mr. Ricci has been involved in the ownership and management of several private companies serving as CEO or CFO, including Natural Swing Products Co., Premier Scale Company and starting in March 1998, Yes! Golf. Mr. Ricci, a CPA, practiced as an audit specialist for more than 20 years with Deloitte & Touche, serving as a partner for 12 years. Mr. Ricci received his MBA and BS in accounting from the University of Montana.

James J. Kohn. Mr. Kohn, a Certified Public Accountant since 1982, has over 15 years gaming experience. Before joining Nevada Gold in late 2006, he was the Chief Financial Officer of Motor City Casino, a 100,000 square foot casino in Detroit, Michigan. Prior to that, he was the Corporate Director, Internal Audit for Penn National Gaming, a multi-jurisdictional owner and operator of gaming properties, including casinos, racetracks and off-track wagering facilities. He was previously Corporate Director of Financial Analysis of Penn National. Mr. Kohn was the VP of Casino Finance at Carnival Resorts and Casinos, which owned and operated casinos, hotels and entertainment complexes in the USA, Canada, the Caribbean and South America. He also served as Vice President and Chief Financial Officer of Sands Hotel and Casino in San Juan, Puerto Rico. Before that he held several senior level positions in the financial services industry and began his career with Ernst & Young, an International CPA firm. Mr. Kohn is a graduate of Ohio State University and holds an MBA from the University of Miami.

Ernest E. East. Mr. East has more than 20 years of gaming experience. From 1998 until 2004 he was Senior Vice President, General Counsel and Chief Compliance Officer of Hyatt Gaming Services, LLC. He was most recently Chief Legal Officer of Global Trust Management, LLC, and prior to that, he was the Senior Vice President, General Counsel and Corporate Secretary of Sierra Pacific Resources. Mr. East also served as Executive Vice President, Secretary and General Counsel of Trump Hotels and Casino Resorts. Mr. East is a graduate of the University of Arkansas School of Law and the University of Tulsa.

Trevor A. Taylor.  Mr. Taylor has over sixteen years of experience in the gaming, hospitality and entertainment industries. His career has encompassed all aspects of gaming operations and marketing including Director of Marketing, General Manager and Chief Operating Officer positions. In November 2008, Mr. Taylor was appointed as Chief Operating Officer of Oceans Casino Cruises, a company managed by the Company. Effective January of 2010, Mr. Taylor was appointed as Vice President of Operations of the Company.

Director Independence

The Board of Directors has determined that each of Messrs. Ricci, White, Sherlock, Jayroe and Catania are independent directors as defined in the listing standards of the NYSE Amex. As part of its analysis, the Board of Directors determined that Messrs. Ricci, White, Sherlock, Jayroe and Catania do not have a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under Investor Relations - Investor Info. Changes to and waivers granted with respect to this Code of Ethics related to officers identified above, and other executive officers and directors of the Company that are required to be disclosed pursuant to applicable rules and regulations of the Securities and Exchange Commission will also be posted on our website and a Current Report on Form 8-K will be filed within 4 business days of the change or waiver.

Board Meetings and Committees

The Board held eight meetings during the fiscal year ended April 30, 2010 and acted by unanimous written consent on two occasions. Each Board member attended at least 75% or more of the Board meetings held during the fiscal year ended April 30, 2010. As of the date of this Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee of the Board consists of four non-employee directors: Messrs. White, Sherlock, Jayroe and Ricci, each of whom is independent as defined in the listing standards of the Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for the Company’s executive officers. The Compensation Committee held three meetings in the fiscal year ended April 30, 2010 and all four members attended the meetings.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Ricci, Catania and Sherlock, each of whom is independent as defined in the listing standards of the Exchange. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met four times in the fiscal year ended April 30, 2010. Each member attended at least 75% or more of the Audit Committee meetings held during the fiscal year ended April 30, 2010.

The Board has determined that Mr. Ricci is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Ricci is independent under the listing standards of the Exchange and also serves as chair of the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written Charter. A copy of the Audit Committee Charter was attached as Appendix A to the 2004 Proxy Statement previously distributed to shareholders and is also available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board consists of four non-employee directors: Messrs. Jayroe, Ricci, Catania and White, each of whom is independent as defined in the listing standards of the Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee is also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met one time in the fiscal year ended April 30, 2010. All four members attended the meeting.

The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board of Directors should do so by corresponding with our Secretary, addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•
the notice from a shareholder must be received by the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

•
the shareholder's notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of common stock of the Company owned, and any other information about the person required under SEC rules for director nominees to be named in a proxy statement;

•	the notice must include the name, record address and number of shares of common stock of the Company owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•
the notice must include any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act.

A copy of our Bylaws is available to a shareholder by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and accordingly will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in gaming, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

The Board has adopted the following process for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500 West
Houston, Texas 77027

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting; however, attendance is not mandatory. Six members of the Board attended the last Annual Meeting.

Director Compensation

Director Fees

During the fiscal year 2009, the Company’s independent directors were entitled to an annual fee of $20,000 plus $1,000 for each Board of Directors meeting attended (except for telephonic meetings for which no compensation is provided) for services they provide as directors or members of Board committees. During the same period, the independent Chairman of the Board of Directors and the Chair of the Audit Committee were entitled to an annual fee of $35,000 plus $1,000 for each Board of Directors meeting attended. As of the first quarter of the fiscal year ended April 30, 2010, the director and chairmanship fees were increased by $4,000 per annum. As a result, the annual fee for a director and a chairmanship is $24,000 and $39,000, respectively, plus $1,000 for each Board of Directors meeting attended. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 30, 2010, we granted options to purchase shares of our common stock to all of our directors.

Director Summary Compensation Table

The table below contains information about the compensation received by each of our non-employee directors, and one former director, during the fiscal year ended April 30, 2010. Directors who are employees received no extra compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b)	All Other Compensation ($) (c)	Total ($)
William G. Jayroe	28,000	12,232	-	40,232
Joseph A. Juliano (*)	21,500	-	-	21,500
Francis M. Ricci	43,000	12,232	-	55,232
Wayne H. White	28,000	12,232	-	40,232
William J. Sherlock	35,500	18,348	-	53,848
Frank Catania	28,000	6,116	-	34,116

(a)	Includes annual fees, meeting fees and fees for committee chairmanship. Each director received a $4,000 increase in the annual fees as of the first quarter of the fiscal year ended April 30, 2010.
(b)
The amount reflected in the table is the amount of compensation recognized during the fiscal year ended April 30, 2010 for financial reporting purposes in accordance with FASB ASC Topic 718. On July 28, 2009, Mr. Jayroe was granted an option to purchase 10,000 shares, Messrs. Ricci was and White were granted options to purchase 10,000 shares each, Mr. Sherlock was granted an option to purchase 15,000 shares and Mr. Catania was granted an option to purchase 5,000 shares of the Company’s common stock. On the same day, Mr. Juliano was granted an option to purchase 10,000 shares of the Company’s common stock, which shares were forfeited three months following his resignation on November 2, 2009. The grants were valued using the Black-Scholes Model with assumptions as described in Footnote 9 to the Company’s Consolidated Financial Statements, which are included in the Company’s 2010 10-K Annual Report to Stockholders filed with the Securities and Exchange Commission on July 29, 2010, which accompanies this proxy statement.

(*)	Effective November 2, 2009, Mr. Juliano resigned as the Company’s Chairman of the Board of Directors for personal reasons.

As of April 30, 2010, the below directors, and one former director, had outstanding option awards as follows:

Name	Outstanding Stock Options Exercisable (#)	Outstanding Stock Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William G. Jayroe	40,000	-	1.20	01/23/2013
	10,000	-	1.25	07/28/2019
Francis M. Ricci	25,000	-	1.20	01/23/2013
	10,000	-	1.25	07/28/2019
Wayne H. White	25,000	-	1.20	01/23/2013
	10,000	-	1.25	07/28/2019
William J. Sherlock	25,000	-	1.35	10/15/2012
	5,000	-	1.20	01/23/2013
	15,000	-	1.25	07/28/2019
Frank Catania	25,000	-	0.71	04/16/2014
	5,000	-	1.25	07/28/2019

Report of the Audit Committee of The Board Of Directors

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

The Audit Committee engages and supervises the Company’s independent auditors and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2010 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Pannell Kerr Forster of Texas, P.C. (“PKF”) the Company’s independent public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PKF their independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with PKF the overall scope and plans for their audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of their examinations, their evaluations or the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 30, 2010, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Francis M. Ricci, Chair
William J. Sherlock
Frank Catania

Report of the Compensation Committee of the Board of Directors

The following Compensation Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee report by reference therein.

The Compensation Committee has reviewed and discussed with management, among other things, the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”  Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Wayne H. White, Chairman
William G. Jayroe
Francis M. Ricci
William J. Sherlock

Compensation Discussion and Analysis

Overview and Philosophy

The key objectives of the Company’s executive compensation program is to attract, retain and motivate well-qualified executives, and motivate the highest quality of management talent available, who will support the rapid growth and development of our Company in a dynamic industry. Furthermore, the Company’s executive compensation program is designed:

•	To reflect, in large part, the value created for stockholders;

•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives, such as stock options, that align the interests of employees and stockholders.

The Compensation Committee of the Company’s Board of Directors administers all plans and programs connected with compensation of the Company’s senior executives and directors. The Company’s business plans and strategic objectives are generally presented by the Company’s management at the annual Board of Directors’ meeting.  The Board of Directors engages in an active discussion concerning the financial and development targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary objectives from the adopted business and development plans, as the primary targets for determining the executive officers’ annual incentives and long-term incentive compensation.

The Chief Executive Officer makes recommendations to the Compensation Committee for the actual incentive compensation for all other executives based on actual performance of the Company relative to the existing targets as well as on individual performance, and recommends the executives’ base salaries levels for the coming year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors for the final annual and long-term incentive compensation for each executive as well as for the executive’s base salary levels. The actual incentive compensations awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Information concerning the Compensation Committee, its current members, and its charter is provided under the caption “Compensation Committee.”

Elements of Compensation

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

Annual Base Salaries

Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the fiscal year, subject to the approval of the Board of Directors. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, and current market conditions and competitive salaries of executives with similarly situated companies of the same size in the gaming industry. The Compensation Committee intends the annual base salaries of our named executive officers (the “NEOs”) to provide a minimum level of compensation for highly qualified executives. The Compensation Committee believes that the annual base salaries of our NEOs in total approximate the market median for salaries that peer group companies pay to similar officers and that this positioning is appropriate to support our objective of aligning pay with performance.

Annual Incentive Compensation

The Compensation Committee intends that annual bonuses paid to our NEOs will reward them for the achievement of successful financial performance over a relatively short period of time. In addition, the Compensation Committee believes that it is important to recognize and reward NEOs for successfully supporting the Company’s growth and development. Payment of annual bonuses to our NEOs is discretionary. In the fiscal year ended April 30, 2010, the Compensation Committee established performance objectives for our NEOs under an Executive Bonus Plan for the 2010 Fiscal Year which was approved by the Board of Directors. Under the plan, each NEO was eligible for an annual bonus equal up to certain percentage of his respective base salary upon the achievement of such NEO’s respective individual performance goals and to an additional bonus equal to certain percentage of his respective base salary upon the achievement of the company performance goals. The target and maximum bonuses for the NEOs for the fiscal year 2010 are reported in the “Grants of Plan-Based Awards” table below, in the columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The actual cash bonuses earned by the NEOs for the fiscal year ended April 30, 2010, based on the achievement with respect to the established performance goals are reported in the “Summary Compensation Table” below, in the column “Bonus.” For the fiscal year ended April 30, 2010, Mr. Robert B. Sturges was paid $100,000, Mr. James J. Kohn was paid $68,750, Mr. Ernest E. East was paid $20,000 and Mr. Donald A. Brennan was paid $43,750 under the Company’s Executive Bonus Plan.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. The Company’s 1999 Stock Option Plan expired in January 2009. During the fiscal year ended April 30, 2009, the Board adopted the 2009 Equity Incentive Plan (“2009 Plan”) which was approved by shareholders at the Special Meeting of Shareholders held on April 14, 2009. The 2009 Plan is similar to the 1999 Stock Option Plan in most respects and authorizes the Compensation Committee to grant awards, including stock options and restricted stock, to the Company’s executive officers.

The Compensation Committee also believes that unvested stock options represent a significant tool to encourage retention of highly qualified executives. The vesting period of stock options encourages our executives to focus on the Company’s long-term development and creates greater likelihood “in-the-money” unvested options, which will encourage our executives to remain with the Company rather than looking for other opportunities.

The Compensation Committee generally considers stock option grants at the time an executive enters into an employment relationship with the Company while the granting usually occurs on the executive’s date of hire, anniversary date or the date of a regularly scheduled meeting of the Company’s Board of Directors.

Change in Control Payments

The employment agreements the Company has entered into with certain of our executives provide that they will receive certain payments if the Company undergoes a change in control.  The Compensation Committee believes that the prospect of such a change in control would likely result in the executives facing personal uncertainties and distractions regarding the possible effects of such occurrence.  The objective of providing pre-defined change in control benefits to our executives is to allow them to focus solely to the best interest of our shareholders in the event of any possible, threatened or pending change in control.  This plan therefore serves as an important retention tool during any transition period of uncertainty to ensure that personal interests do not dilute our executives complete focus on promoting shareholder value.  The details of such arrangements are discussed in details in the “Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements” section provided below.

All Other Compensation

All other compensation for our executives includes matching contributions to the Company’s 401(k) plan, premium payments for the medical benefits plan offered by the Company and perquisites.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Compensation of Executive Officers and Other Matters

Summary Compensation Table

The following table provides information about the compensation during our fiscal year ending April 30, 2010 of our Principal Executive Officer, our Principal Financial Officer and our two remaining executive officers as of the end of fiscal year 2010. This group is referred to in this proxy statement as the Named Executive Officers.

NAME AND PRINCIPAL POSITION	FISCAL YEAR (1)	SALARY ($)	BONUS ($)	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION ($) (3) (4)	TOTAL PAY ($)
Robert B. Sturges	2010	400,000	100,000	187,500	38,483	725,983
CEO	2009	400,000	125,000	-	37,023	562,023
	2008	360,192	10,000	184,687	36,004	590,883

James J. Kohn	2010	275,000	68,750	93,750	9,000	446,500
Executive Vice President	2009	273,615	75,000	-	34,494	383,109
and CFO	2008	238,077	10,000	50,224	9,000	307,301

Ernest E. East	2010	130,000	20,000	75,000	14,000	239,000
Sr. Vice President and	2009	250,490	75,000	-	19,998	345,488
General Counsel	2008	238,077	10,000	48,998	9,000	306,075

Donald A. Brennan	2010	191,406	43,750	50,000	133,618	418,774
Former Senior Vice	2009	174,767	15,000	-	21,074	210,841
President of Development (*)	2008	165,467	10,000	22,437	21,108	219,012

(1)	Compensation data for fiscal year ended April 30, 2010 includes the period May 1, 2009 through April 30, 2010.
(2)
The amounts in this column reflect the aggregate grant date fair value for stock options awarded during the fiscal year ended April 30, 2010, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount for fiscal year ended April 30, 2010 are included in Footnote 9 to the Company’s audited financial statements for the fiscal year end April 30, 2010, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on July 29, 2010.  During the fiscal year ended April 30, 2010, the following equity awards were granted to the Named Executive Officers: Mr. Sturges was granted an option to purchase 150,000 shares, Mr. Kohn was granted an option to purchase 75,000 shares, Mr. East was granted an option to purchase 60,000 and Mr. Brennan was granted an option to purchase 40,000 shares of the Company’s common stock.

(3)
Consists of car allowances for each Named Executive Officer, the Company’s matching contributions to Mr. East’s 401(k) savings plan and Mr. Brennan’s life insurance policy and the Company’s matching contributions to his 401(k) savings plan.  Mr. Brennan’s other compensation during the fiscal year ended April 30, 2010 also includes a $111,480 severance pursuant to a separation agreement between Mr. Brennan and the Company effective March 31, 2010.

(4)
Mr. Sturges’ other compensation includes $14,400 for his flight allowance for himself and his spouse and $15,083 for Mr. Sturges’ housing in the Company’s furnished corporate apartment in Houston pursuant to his employment agreement.

(*)	Effective April 1, 2010, Mr. Brennan’s employment with the Company was terminated following the elimination of his position.

Grants of Plan-Based Awards Table

The following table sets forth information regarding all incentive plan awards granted to our Named Executive Officers (“NEOs”) during the fiscal year ended April 30, 2010. The table shows the potential value of the payout for each NEO under the performance plan established by the Compensation Committee for the fiscal year ended April 30, 2010 as if the threshold, target and maximum goals had been satisfied for the performance measures.  Actual bonus payments to the NEOs for the fiscal year ended April 30, 2010 performance are shown in the Summary Compensation Table above, in the column “Bonus.”  Also, see “Annual Incentive Compensation,” on page 11, for a discussion of the incentive plan.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Date	Threshold ($)	Target ($)	Maximum ($)
Robert B. Sturges	06/12/2009	-	100,000	200,000
James J. Kohn	06/12/2009	-	68,750	137,500
Ernest E. East	06/12/2009	-	65,000	65,000
Donald A. Brennan	06/12/2009	-	43,772	87,544

Compensation of the Chief Executive Officer

Mr. Robert B. Sturges was elected to the position of Chief Executive Officer on October 10, 2006. For the fiscal year ended April 29, 2007, Mr. Sturges’ base salary was $350,000 which was increased to $400,000 pursuant to the Second Amendment to Employment Agreement between Mr. Sturges and the Company entered into on January 23, 2008. On April 30, 2010, Mr. Sturges’ base salary was increased to $412,000.  For the fiscal year ended April 30, 2010, Mr. Sturges was paid a $100,000 bonus.

The Compensation Committee established the annual base salary and other terms of Mr. Sturges’ compensation based on Mr. Sturges’ past performance record, his status in the gaming industry and his experience and leadership abilities. The Compensation Committee concluded that Mr. Sturges’ compensation, including stock option grants, significantly benefits the Company and its shareholders by securing Mr. Sturges’ services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements

Mr. Robert B. Sturges has an employment agreement with the Company entered into on November 27, 2006 and most recently amended on January 23, 2008 (the “Agreement”).  The Agreement continues until January 23, 2011 unless terminated earlier as provided in the Agreement.  Effective April 30, 2012, the base salary is $412,000 plus housing in the Company’s furnished corporate apartment in Houston and a monthly flight allowance of $1,200 for airline tickets during the term of the Agreement.  In addition, Mr. Sturges receives a monthly auto allowance of $750.  Mr. Sturges is eligible for a performance bonus equal to up to 50% of his annual salary for achieving reasonable goals related to profitability established in the first 30 days of the fiscal year by the Board of Directors or the Compensation Committee.  On October 12, 2006, pursuant to his employment agreement, Mr. Sturges was granted an option to purchase 100,000 shares of common stock of the Company, at an exercise price of $4.87 per share. The options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”). On August 30, 2007, Mr. Sturges was also granted an option to purchase 200,000 share of common stock of the Company, at an exercise price of $1.65 per share.  On January 23, 2010, Mr. Sturges was also granted an option to purchase 100,000 shares of common stock of the Company, at an exercise price of $1.20 per share.  The options expire on the fifth anniversary date of each grant and are subject to the terms and conditions of the 1999 Stock Option Plan.  All of the foregoing options granted to Mr. Sturges have vested and are fully exercisable. On July 28, 2009, Mr. Sturges was also granted an option to purchase 150,000 shares of common stock of the Company at an exercise price of $1.25 per share, which option has fully vested, and another option, on July 27, 2010, to purchase 150,000 shares of common stock of the Company at an exercise price of $0.98 per share, which option vests as follows: 50,000 shares vested as of the date of the grant, 50,000 vest on July 27, 2011 and 50,000 on July 27, 2012.  These options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the Company’s 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”).  Under the Agreement, either party may terminate the Agreement by giving 90 days prior written notice to the other party. If Mr. Sturges is terminated “without cause,” he shall receive twelve months salary, paid in monthly installments.  If Mr. Sturges terminates his employment for any reason, Mr. Sturges shall receive six months salary, paid in monthly installments.  The Company may terminate Mr. Sturges’ employment for “cause” at any time and he would be entitled only to his salary and benefits through the effective date of the termination.  In the event of “change of control,” Mr. Sturges is entitled to a lump sum amount equal to the unpaid balance of Mr. Sturges’ salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. Sturges, but not yet vested, shall immediately become fully vested.

Mr. James J. Kohn's employment agreement was effective October 23, 2006 and amended effective April 23, 2008. The term of the agreement is through April 22, 2011 unless terminated earlier as provided in the agreement.  On April 30, 2010, Mr. Kohn’s base salary was increased to $283,250.  Mr. Kohn also receives a monthly auto allowance of $750 and will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. Mr. Kohn shall be entitled to receive 25% of his then-current annual salary, if the target plan’s strategic plans have been achieved and 25% of his then-current annual salary if the target plan’s financial goals have been achieved. Pursuant to his employment agreement, Mr. Kohn was granted an option to purchase 26,000 shares of common stock in the Company, at an exercise price of $3.79 per share, equal to the fair market value of the stock determined as of the date of the grant. The options expire on the fifth anniversary date of the Mr. Kohn’s Employment Agreement and are subject to the terms and conditions of the 1999 Stock Option Plan. On August 30, 2007, Mr. Kohn was also granted an option to purchase 60,000 shares of common stock of the Company, at an exercise price of $1.65 per share and another option on April 22, 2008, to purchase 70,000 shares of common stock of the Company, at an exercise price of $1.14 per share dated.  The options expire on the fifth anniversary date of each grant and are subject to the terms and conditions of the 1999 Stock Option Plan.  All of the foregoing options granted to Mr. Kohn have vested and are fully exercisable.  On July 28, 2009, Mr. Kohn was also granted an option to purchase 75,000 shares of common stock of the Company at an exercise price of $1.25 per share, which option has fully vested, and another option, on July 27, 2010, to purchase 75,000 shares of common stock of the Company at an exercise price of $0.98 per share, which option vests as follows: 25,000 shares vested as of the date of the grant, 25,000 vest on July 27, 2011 and 25,000 on July 27, 2012.  These options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the 2009 Equity Incentive Plan.  Mr. Kohn also received certain benefits related to his relocation, including a tax equalization allowance related to his relocation expenses.  If Mr. Kohn’s employment is terminated “without cause,” he is entitled to a lump sum payment equal to his six-month salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement) plus, following a six month period after the termination and continuing until the end of the term of his employment agreement, monthly installments of a sum equivalent to a pro-rated annual salary last conferred upon him less required withholding.  In addition, all stock options granted to Mr. Kohn, but not yet vested, shall immediately become fully vested.  In the event of “change of control,” Mr. Kohn is entitled to twelve equal payments of an amount equal to the unpaid balance of Mr. Kohn’s salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. Kohn, but not yet vested, shall immediately become fully vested.

Mr. Ernest E. East has an employment agreement with the Company which was amended on April 14, 2008, June 8, 2009 and August 12, 2010. Pursuant to the August 12, 2010 amendment, the term of the agreement is extended through December 31, 2011 unless terminated earlier as provided in the agreement. The amendment also provides that, effective January 9, 2011, Mr. East, who performs his employment duties from a location outside Houston, Texas, may devote no more than 25% of his working time as an employee of the Company.  In addition, effective January 9, 2011, Mr. East’s base annual salary will be reduced to $65,000 and the criteria for his performance bonus based solely at the discretion of the Company’s Board of Directors. Mr. East will continue to receive a monthly auto allowance of $750. Pursuant to his employment agreement, Mr. East was granted an option to purchase 30,000 shares of common stock in the Company, at an exercise price of $3.24 per share, equal to the fair market value of the stock determined as of the date of the agreement. The options expire on the fifth anniversary date of the Mr. East’s employment agreement and are subject to the terms and conditions of the 1999 Stock Option Plan. On August 30, 2007, Mr. East was also granted an option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.65 per share.  The options expire on the fifth anniversary date of the grant and are subject to the terms and conditions of the 1999 Stock Option Plan.  All of the foregoing options granted to Mr. East have vested and are fully exercisable.  On July 28, 2009, Mr. East was also granted an option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.25 per share, which option has fully vested, and another option, on July 27, 2010, to purchase 10,000 shares of common stock of the Company at an exercise price of $0.98 per share, which option vests as follows: 5,000 shares vested as of the date of the grant and 5,000 vest on July 27, 2011.  The options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the 2009 Equity Incentive Plan.  If Mr. East’s employment is terminated “without cause,” he is entitled to a lump sum payment equal to his six-month salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement) plus, following a six month period after the termination and continuing until the end of the term of his employment agreement, monthly installments of a sum equivalent to a pro-rated annual salary last conferred upon him less required withholding.  In addition, all stock options granted to Mr. East, but not yet vested, shall immediately become fully vested. In the event of “change of control,” Mr. East is entitled to twelve equal payments of an amount equal to the unpaid balance of Mr. East’s salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. East, but not yet vested, shall immediately become fully vested.

For each of the abovementioned NEOs, if the Company terminates their employment for “cause,” their respective employment agreements provide for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. Finally, all employment agreements contain provisions protecting the Company’s confidential information and precluding a NEO from competing with the Company for a period of one year following the termination of his employment.

Table Showing Benefits of a Termination without Cause or by Good Reason Other Than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination without cause or by the employee for good reason other than in connection with a change in control.  The amounts in the table assume that the termination took place on April 30, 2010. The closing price of the Company’s common stock on such date was $1.05.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	412,000	-	-	-	412,000
James J. Kohn	292,250	-	2,760	-	295,010
Ernest E. East	169,267	-	2,760	-	172,027

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance.  Mr. Sturges’ cash severance also includes flight allowance. In the event of termination without cause, Mr. Sturges will receive 12 months salary paid in monthly installments. In the event of termination without cause, Mr. East and Mr. Kohn are entitled to a lump sum amount equal to their respective six months salaries (plus prorated performance bonus, accrued vacation and fringe benefits remaining during the term of each named executive respective employment agreement) and, beginning six month after the termination and continuing until the end of the term of their respective employment agreements, each of them is entitled to monthly installments of a sum equivalent to a pro-rated annual salary less required withholding.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Table Showing Benefits of a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination in connection with a change in control event and, where applicable, a second triggering event. The amounts in the table assume that the triggering event took place on April 30, 2010. The closing price of the Company’s common stock on such date was $1.05.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	315,750	-	-	-	315,750
James J. Kohn	292,250	-	5,520	-	297,770
Ernest E. East	169,267	-	9,200	-	178,467

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance.  Mr. Sturges’ cash severance also includes flight allowance.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding equity awards held by the Named Executive Officers as of April 30, 2010.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert B. Sturges	100,000	-	4.87	10/12/2016
	200,000	-	1.65	08/30/2012
	100,000	-	1.20	01/23/2013
	150,000	-	1.25	07/28/2019
Ernest E. East	30,000	-	3.24	01/08/2012
	60,000	-	1.65	08/30/2012
	60,000	-	1.25	07/28/2019
James J. Kohn	26,000	-	3.79	10/23/2011
	60,000	-	1.65	08/30/2012
	70,000	-	1.14	04/22/2013
	75,000	-	1.25	07/28/2019

(a)
The option awards were granted pursuant to the Company’s 1999 Stock Option Plan, which was approved by shareholders at the 1999 Annual Meeting of Shareholders and amended at the 2002 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders, and pursuant to the Company’s 2009 Equity Incentive Plan, which was approved by shareholders at the 2009 Special Meeting of Shareholders.  During the fiscal year ended April 30, 2010, no stock options were exercised by the Named Executive Officers. Based on the exercise price of the options held by the Named Executive Officers for the fiscal year ended April 30, 2010 there were no “In-the-Money Options” held by the Named Executive Officers. The fair market value of our common stock at the end of the 2010 fiscal year was $1.05 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended April 30, 2010, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

Certain Relationships and Related Transactions

The Company’s Audit Committee charter requires that the Audit Committee reviews and approves all related party transactions for potential conflicts of interests.

The Company has entered into indemnity agreements with certain directors which provide, among other things, that it will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Nevada law and our bylaws.

Notes Receivable – Affiliates

None.

PROPOSAL TWO

THE APPROVAL OF THE NEVADA GOLD & CASINOS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

On August 25, 2010, the Board of Directors of the Company adopted the Nevada Gold & Casinos, Inc.’s 2010 Employee Stock Purchase Plan (the “Plan”). The Board of Directors believes that the Plan advances the interests of the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock and will attract, retain and reward valued employees and assist in fostering greater employee interest in the Company’s growth and development.  The Board of Directors has adopted the Plan, subject to and effective upon the date of stockholder approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, which is attached as Appendix A to this Proxy Statement.

General.  The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (the “Code”). Each participant in the Plan is granted at the beginning of each offering under the Plan (an “Offering”) the right to purchase (a “Right”) through accumulated post-tax payroll deductions shares of the common stock of the Company (the “Common Stock”) as determined in each Offering.  The Plan administrator shall establish one (1) or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering, unless the participant has withdrawn from participation in the Plan prior to such date.

Shares Subject to the Plan.  The Plan covers an aggregate of 500,000 shares of the Company’s Common Stock.  If any Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Right will again be available for issuance under the Plan.  To prevent dilution or enlargement of the rights of participants under the Plan, appropriate adjustments to the number of shares subject to the Plan will be made if any change is made to the outstanding Common Stock by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company.

Administration.  The Plan is administered by the Board which administration may be delegated to the Compensation Committee of the Board.  The administrator of the Plan may allocate all or any portion of its responsibilities and powers to a financial institution or other legal entity to act as custodian for the Plan.  Unless otherwise determined by the Board, the administrator of the Plan has the final authority to construe and interpret the Plan or any Right granted under it.

Eligibility.  Any present or future employee of the Company or certain affiliates of the Company designated by the administrator of the Plan for inclusion in the Plan is eligible to participate in an Offering under the Plan so long as the employee (i) is customarily employed by the Company or an affiliate of the Company for at least twenty (20) hours per week and more than five (5) months during a calendar year and (ii) has been continuously employed by the Company for a period preceding the commencement of an Offering Period of not less than ninety (90) days, as more specifically determined by the Company in the Offering.  However, no employee who owns or holds options to purchase, or who, as a result of participation in the Plan, would own or hold options to purchase, five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company, or of any affiliate of the Company, is eligible to participate in the Plan.  As of August 25, 2010 approximately 946 employees would be eligible to participate in the Plan were it then in effect.

Offerings.  Each Offering under the Plan will be for a term as the administrator of the Plan determines (an “Offering Period”), provided that any Offering may not exceed a term of 27 months.

Participation and Purchase of Shares.  Participation in an Offering under the Plan is limited to eligible employees who deliver a properly completed participation agreement and who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”).  Payroll deductions may not exceed ten (10%) percent (or such other rate as the administrator of the Plan determines) of an employee’s compensation on any payday during the Offering Period (“Plan Deductions”).  An employee who becomes a participant in the Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed in each Offering, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

Subject to certain limitations, each participant in an Offering is granted a Right covering a number of whole shares determined by dividing such participant’s Plan Deductions by the purchase price as defined in the applicable Offering. The maximum number of shares of Common Stock that may be purchased by a participant during an Offering is such number of shares of the Common Stock purchasable with a percentage of the Employee’s earnings designated by the administrator of the Plan but not exceeding ten (10%) percent of such Employee’s Earnings (as defined by the administrator of the Plan in each Offering) or such number of shares of the Common Stock purchasable with a maximum dollar amount designated by the administrator of the Plan.  In addition, no participant may purchase shares of Common Stock under the Plan or any other employee stock purchase plan of the Company having a fair market value (determined at the time such Rights are granted) exceeding $25,000 for each calendar year in which a Right is outstanding at any time. Rights under the Plan are nontransferable other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in the Plan, and may only be exercised by the participant.

Purchase Price.  On each Purchase Date, the Company issues to each participant in the Offering the number of shares of the Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Right for that Offering.  The price at which shares are sold under the Plan is established by the administrator of the Plan but may not be less than 90% of the fair market value per share of Common Stock on the Purchase Date.  The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the NYSE Amex Stock Exchange (formerly, the American Stock Exchange).  Any Plan Deductions not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period, or will be refunded in the event the employee chooses not to participate in the Plan during such Offering Period.

Certain Changes in Securities.  The Plan provides that in the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Plan or may substitute similar rights for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Plan, then, as determined by the administrator of the Plan in its sole discretion, such Rights may generally continue in full force and effect or the Participants’ accumulated payroll deductions may be used to purchase shares of the Common Stock immediately prior to such transaction under the ongoing Offering and the participants’ Rights under and ongoing Offering that is subsequently terminated.

Termination or Amendment. The Plan will continue until the earlier of (a) its termination by the Board, (b) until all of the shares reserved for issuance under the Plan have been issued or (c) five (5) years from its effective date.  The Board may at any time amend, suspend or terminate the Plan, except that the approval of the Company’s stockholders is required within twelve (12) months of the adoption of any amendment that either increases the number of shares authorized for issuance under the Plan, modifies the provisions of eligibility to participate in the Plan or makes other changes requiring stockholder approval to comply with applicable law including the provisions applicable law including Section 423 of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences.

Generally, there are no tax consequences to an employee of either becoming a Participant in the Plan or purchasing shares under the Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition.  If a participant disposes of shares within two (2) years after the Offering Date or within one (1) year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price.  Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares at least two (2) years after the Offering Date and at least one (1) year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Right were exercised on the Offering Date).  Any additional gain recognized by the participant on the disposition of the shares is a capital gain.  If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.  If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

If the exercise of a Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the Right will be treated as the exercise of a non-statutory stock option.  The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price.  Such income is subject to withholding of income and employment taxes.  Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. But for the exercise of a Right treated as the exercise of a non-statutory stock option discussed in the preceding paragraph, in all other cases no deduction is allowed for the Company.

New Plan Benefits and Additional Information

Because benefits under the Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Plan is approved by the stockholders.  Non-employee Directors are not eligible to participate in the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED 2010 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

SELECTION OF PANNELL KERR FORSTER OF TEXAS, P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected, and recommends the approval of the appointment of, Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent public accounting firm for the fiscal year ending April 30, 2011.  PKF served as the Company’s independent public accounting firm for the fiscal year ended April 30, 2010. Representatives of PKF are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PKF as the Company’s independent public accounting firm for the fiscal year 2011.  The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of PKF, the Board of Directors will consider the appointment of another independent public accounting firm.

Independent Registered Public Accounting Firm’s Fees

PKF billed the Company as set forth in the table below for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended April 30, 2010 and April 30, 2009 and for the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2010 and 2009 and for work on other SEC filings and tax services rendered for the fiscal year ended April 30, 2010.

Description	Fiscal 2010	Fiscal 2009
Audit Fees	$221,568	$432,478
Tax Service Fees	$102,304	$99,277

Audit Committee Preapproval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act) are to be pre-approved by the Audit Committee. In addition to audit services, PKF provided tax advise and preparation of returns during the fiscal year ended April 30, 2010. No other non-audit services were performed by PKF pursuant to the de minimis exception in the fiscal year ended April 30, 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PKF AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2011.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027
(713) 621-2245

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be prepared for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

 /s/ Robert B. Sturges

ROBERT B. STURGES, Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

NEVADA GOLD & CASINOS, INC’S
2010 EMPLOYEE STOCK PURCHASE PLAN

NEVADA GOLD & CASINOS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

The Company believes that the Plan advances the interests of the Company and its stockholders by providing Employees of the Company and certain designated Affiliates of the Company with an opportunity, through payroll deductions, to purchase shares of Common Stock and is helpful in attracting, retaining and rewarding valued employees.  The Company intends that the Rights to purchase shares of the Common Stock granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following capitalized terms, as used in this Plan, have the following meanings:

“Administrator” means the Board or, in the event Board assigns the administration of the Plan to the Committee, the Committee.

“Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Common Stock of the Company, par value $0.12.

“Company” means Nevada Gold & Casinos, Inc., a Nevada corporation.

“Custodian” means a financial institution or other legal entity selected by the Company from time to time to act as a third party custodian for the Plan.

 “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

“Employee” means an employee of the Company or an Affiliate of the Company who is customarily employed by the Company or an Affiliate of the Company for at least twenty (20) hours per week and more than five (5) months in a calendar year.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Fair Market Value” means the closing sales price (rounded up where necessary to the nearest whole cent) for the shares of the Common Stock (or the closing bid, if no sales were reported) as quoted on NYSE Amex Stock Exchange (formerly, the American Stock Exchange) on the relevant determination date or, if such date is not a trading day, then on the next preceding trading day.

 “Offering” means the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees.

“Offering Date” means a date selected by the Administrator for an Offering to commence.

“Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

“Plan” means this Nevada Gold & Casinos, Inc.’s 2010 Employee Stock Purchase Plan.

“Purchase Date” means one or more dates established by the Administrator during an Offering on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

“Purchase Price” means an amount equal to not less than ninety (90%) percent of the Fair Market Value of the shares of the Common Stock on the Purchase Date.

“Right” means an option to purchase shares of the Common Stock granted pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.

(a) The administrator of the Plan will be the Administrator.

(b) The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine when and how Rights to purchase shares of the Common Stock shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(2) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(3) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(4) To amend the Plan as provided in paragraph 14.

(5) To terminate or suspend the Plan as provided in paragraph 16.

(6) Generally, to exercise such powers and to perform such acts as it deems necessary to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(c) Unless otherwise determined by the Board, the interpretation and construction by the Administrator of any provisions of the Plan or of any Right granted under it shall be final.  To the extent permitted under applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to the Custodian in order to facilitate the purchase and transfer of shares of the Common Stock according to, and to provide for the day-to-day administration of, the Plan with all powers necessary to enable the delegate to carry out its duties in that respect.  The Administrator may revoke any such allocation or delegation at any time.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the shares of the Common Stock that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of the Common Stock.  If any Right granted under the Plan shall for any reason terminate without having been exercised, the shares of the Common Stock not purchased under such Right shall again become available for the Plan.

(b) The shares of the Common Stock subject to the Plan may be authorized but unissued shares of the Common Stock or shares of the Common Stock that are held in treasury.

5.	GRANT OF RIGHTS; OFFERING.

The Administrator may from time to time grant or provide for the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Administrator. Each Offering shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase shares of the Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of the Plan shall be incorporated by reference into each Offering and treated as part of such Offering. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company and to Employees of an Affiliate of the Company.  Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate of the Company, as the case may be, for such continuous period preceding such grant as the Administrator may require, but in no event shall the required period of continuous employment be less than ninety (90) days.

(b) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate of the Company, including the Common Stock.  For purposes of this subparagraph 6(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(c) An Eligible Employee may be granted Rights under the Plan only if such Rights do not permit such Eligible Employee’s rights to purchase shares of the Common Stock or any Affiliate of the Company to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of such shares of the Common Stock (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(d) The Administrator may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to:

(1) the number of shares of the Common Stock purchasable with a percentage designated by the Administrator not exceeding ten (10%) percent of such Employee’s Earnings (as defined by the Administrator in each Offering) during the period which begins on the Offering Date and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(2) the number of shares of the Common Stock purchasable with a maximum dollar amount designated by the Administrator that, as the Administrator determines for a particular Offering, shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Administrator in each Offering) during the period which begins on the Offering Date and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) On each Offering Date, the Administrator shall specify the Purchase Price and establish one or more Purchase Dates on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Administrator may specify a lesser maximum number of shares of the Common Stock that may be purchased by any Participant as well as a maximum aggregate number of shares of the Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Administrator may specify a maximum aggregate number of shares of the Common Stock which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of the Common Stock upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Administrator shall make a pro rata allocation of the shares of the Common Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Administrator provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage or dollar cap specified by the Administrator of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may   be deposited in a separate account in the name of, and for the benefit of, such Participant with the Custodian. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Administrator in the Offering. Upon such withdrawal from the Offering by a Participant, the Company or the Custodian (as may be the case) shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate of the Company for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company or the Custodian (as may be the case) shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from such separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, the Company or the Custodian (as may be the case) shall apply each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) to the purchase of shares of the Common Stock up to the maximum number of shares of the Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price specified in the Offering. No fractional shares of the Common Stock shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares of the Common Stock that is equal to the amount required to purchase one or more whole shares of the Common Stock on the final Purchase Date of the Offering (in case there is more than one Purchase Date within such Offering) shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering. The amount of accumulated payroll deductions remaining in any Participant’s account that is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of the Offering (in case there is more than one Purchase Date within such Offering) shall be carried over to the next Offering or shall, if the Participant requests or does not participate in the next Offering, be refunded.

(c) No Rights granted under the Plan may be exercised to any extent unless the shares of the Common Stock to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible under applicable law, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the number of shares of the Common Stock required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of the Common Stock upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares of the Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of the Common Stock upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of shares of the Common Stock pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of the Common Stock subject to Rights granted under the Plan unless and until the Participant’s shares of the Common Stock acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the shares of the Common Stock subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of the Common Stock subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of shares of the Common Stock and purchase limits of such outstanding Rights. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the Company’s stockholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Plan, then, as determined by the Administrator in its sole discretion, such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of shares of the Common Stock under the terms of the Offering) may be used to purchase shares of the Common Stock immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate of the Company, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any exchange listing requirements, including the increase of the number of shares of the Common Stock reserved for Rights under the Plan or modification of the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

(B) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans, as that term is defined in Section 423(b) of the Code, or to bring the Plan or Rights granted under it into compliance therewith.

(C) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(A) A Participant may file a written designation of a beneficiary who is to receive any shares of the Common Stock or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of the Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(B) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of the Common Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of the Common Stock or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated by the Board, the Plan shall terminate at the time that all of the shares of the Common Stock subject to the Plan’s reserve, as increased or adjusted from time to time, have been issued under the terms of the Plan or five (5) years from the Effective Date, whichever is earlier. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective simultaneously with the effectiveness of the Company’s registration statement under the Securities Act on Form S-8 with respect to the shares reserved for issuance under the Plan (the “Effective Date”), but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

18.	COMPLIANCE WITH COMPANY POLICIES AND APPLICABLE LAWS.

The Rights granted under this Plan are granted subject to (i) the employment and corporate policies of the Company including but not limited to the insider trading policies of the Company, and (ii) applicable state and federal laws.

ANNUAL MEETING OF SHAREHOLDERS OF

NEVADA GOLD & CASINOS, INC.

October 11, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement are available at
http://www.irconnect.com/uwn/pages/sec-filings.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 101110

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ William J. Sherlock
○ Robert B. Sturges
○ William G. Jayroe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR, FOR THE APPOINTMENT OF PANEL KERR FORSTER AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS ONE, TWO AND THREE. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

NEVADA GOLD & CASINOS, INC.

ANNUAL MEETING OF SHAREHOLDERS
October 11, 2010

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints James J. Kohn or Ernest E. East, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas, 77027 on Monday, October 11, 2010 at 3:00 p.m. Central time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side)

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